Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Mark D. Quam, Chief Executive Officer of Versus Capital Multi-Manager Real Estate Income Fund LLC (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	12/5/12	/s/ Mark D. Quam
Mark D. Quam, Chief Executive Officer
(principal executive officer)

I, William R. Fuhs, Jr., Chief Financial Officer of Versus Capital Multi-Manager Real Estate Income Fund LLC (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	12/5/12	/s/ William R. Fuhs, Jr.
William R. Fuhs, Jr., Chief Financial Officer
(principal financial officer)